UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2025

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 21, 2025, 180 Life Sciences Corp. (the “Company”) entered into a Mutual Settlement and General Release Agreement with Dr. Marlene Krauss (“Dr. Krauss”), the former Chief Executive Officer and director of KBL Merger Corp. IV, the Company’s predecessor, and KBL IV Sponsor, LLC (“KBL Sponsor”) (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company agreed to (1) pay $50,000 within twenty days from February 21, 2025 (the “Cash Payment”), and (2) issue 200,000 shares of restricted common stock within three business days (the “Settlement Shares”). The Settlement Shares include piggyback registration rights for a resale registration statement relative to the Settlement Shares for a period of six (6) months.

The Settlement Agreement also required Dr. Krauss to enter into a Voting Agreement with the Company. Pursuant to the Voting Agreement, which was entered into on February 21, 2025, by Dr. Krauss, the Company, and Blair Jordan, the Company’s Chief Executive Officer, solely for the benefit of the Company, Dr. Krauss agreed to vote the Settlement Shares as recommended by the Board of Directors of the Company, at any meeting of stockholders or via any written consent of stockholders, which may occur prior to August 21, 2025. In order to enforce the terms of the Voting Agreement, and solely for the benefit of the Company, Dr. Krauss provided Mr. Jordan (or his assigns) an irrevocable voting proxy to vote the Settlement Shares pursuant to the guidelines set forth above at any meeting of stockholders or via any written consent of stockholders. The Voting Agreement also provides a restriction on Dr. Krauss’s sale or transfer of any of the Settlement Shares until August 21, 2025 and provides for mutual general releases of the parties.

The Settlement Agreement requires Dr. Krauss to file a dismissal of her court actions within ten days after receipt of the Cash Payment and that the Company, Dr. Krauss and KBL Sponsor dismiss all of their claims against one another with prejudice.

The foregoing summary of the Settlement Agreement and Voting Agreement is a summary only and is qualified in its entirety by reference to the Settlement Agreement and Voting Agreement, copies of which are attached hereto (or incorporated by reference herein) as Exhibits 10.1 and 10.2, respectively and are incorporated into this Item 1.01 by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Settlement Shares is hereby incorporated by reference into this Item 3.02. The Settlement Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Mutual Settlement and General Release Agreement dated February 21, 2025, between 180 Life Sciences Corp., Marlene Krauss, and KBL IV Sponsor, LLC
10.2*	Voting Agreement dated February 21, 2025, between 180 Life Sciences Corp., Dr. Marlene Krauss and Blair Jordan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: February 25, 2025	By:	/s/ Blair Jordan
Blair Jordan
Chief Executive Officer

2